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                            J. P. MORGAN SERIES TRUST

                           RULE 18F-3 MULTI-CLASS PLAN
                           ---------------------------

                  I.       Introduction.

                  Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares of the underlying investment funds of J. P. Morgan Series Trust (the "Company") that issues multiple classes of shares (the "Multi-Class Funds"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges and other shareholder services of each class of shares in the Multi-Class Funds.

                  The Company is an open-end series investment company registered under the 1940 Act the shares of which are registered on Form N-1A under the Securities Act of 1933 and the 1940 Act (Registration Nos. 333-_____ and 811-_____). Upon the effective date of this Plan, the Company hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan.

                  The Company currently consists of the following ______ separate Funds: ____________________. Each Fund is a Multi-Class Fund, authorized to issue [Class A, Class B and Class C shares and Select Class, Institutional Class, Ultra Class and Advisor Class shares.]

                  II.      ALLOCATION OF EXPENSES.
                           ----------------------

                  Pursuant to Rule 18f-3 under the 1940 Act, the Company shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by the Company under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares. In addition, pursuant to Rule 18f-3, the Company may allocate the following fees and expenses to a particular class of shares in a single Multi-Class Fund:

                  (1) transfer agent fees identified by the transfer agent as being attributable to such class of shares;

                  (2) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

                  (3) blue sky registration or qualification fees incurred by such class of shares;

                  (4) Securities and Exchange Commission registration fees incurred by such class of shares;

                  (5) the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged

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                           with calculating net asset values or determining or
                           paying dividends) as required to support the shareholders of such class of shares;

                  (6) litigation or other legal expenses relating solely to such class of shares;

                  (7) Trustees fees incurred as result of issues relating to such class of shares; and

                  (8) independent accountants' fees relating solely to such class of shares.

                  The initial determination of the class expenses that will be allocated by the Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees and approved by a vote of the Trustees of the Company, including a majority of the Trustees who are not interested persons of the Company. The Trustees will monitor conflicts of interest among the classes and agree to take any action they believe to be necessary or appropriate to eliminate any conflicts.

                  Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocated to a particular class of such Multi-Class Fund pursuant to this Plan shall be allocated to each class of the Multi-Class Fund on the basis of the net asset value of that class in relation to the net asset value of the Multi-Class Fund.

                  The Adviser, Distributor, Administrator and any other provider of services to the Multi-Class Funds may waive or reimburse the expenses of a particular class or classes; PROVIDED, HOWEVER, that such waiver shall not result in cross subsidization between the classes.

         III.     CLASS ARRANGEMENTS.
                  ------------------

                  The following summarizes the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Funds. Additional details regarding such fees and services are set forth in each Multi-Class Fund's current Prospectus and Statement of Additional Information.

                  A.       CLASS A SHARES -

                           i.       INITIAL SALES LOAD:  Up to 5.75% (of the
                                    ------------------
                                    offering price).

                           ii.      CONTINGENT DEFERRED SALES CHARGE:  None.
                                    --------------------------------

                           iii.     RULE 12B-1 DISTRIBUTION FEES:  Up to 0.25%
                                    ----------------------------
                                    per annum of the average daily net assets.

                           iv.      SHAREHOLDER SERVICING FEES:  Up to 0.25% per
                                    --------------------------
                                    annum of the average daily net assets.

                           v.       EXCHANGE PRIVILEGES:  Subject to
                                    -------------------
                                    restrictions and conditions set forth in
                                    the Prospectus, may be exchanged for
                                    Class A shares of any other Multi-Class
                                    Fund.
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                           vi.      OTHER SHAREHOLDER SERVICES:  As provided in
                                    --------------------------
                                    the Prospectus.  Services do not differ
                                    from those applicable to Class B shares.

                  B.       CLASS B SHARES -
                           i.       INITIAL SALES LOAD:  None.
                                    ------------------

                           ii.      CONTINGENT DEFERRED SALES CHARGE:  5% in
                                    --------------------------------
                                    the first year, declining to 1% in the
                                    sixth year and eliminated thereafter.

                           iii.     RULE 12B-1 DISTRIBUTION FEES:  Up to 0.75%
                                    -----------------------------
                                    per annum of the average daily net assets.

                           iv.      SHAREHOLDER SERVICING FEES:  Up to 0.25%
                                    --------------------------
                                    per annum of the average daily net assets.

                           v.       CONVERSION FEATURES:  convert to Class A
                                    -------------------
                                    shares on the first business day of the
                                    month following the eighth anniversary of the original purchase, based on relative net asset values of the two classes. Shares acquired by the reinvestment of dividends and distributions are included in the conversion.

                           vi.      EXCHANGE PRIVILEGES:  Subject to
                                    -------------------
                                    restrictions and conditions set forth in the Prospectus, may be exchanged for Class B shares of other Multi-Class Funds.

                           vii.     OTHER SHAREHOLDER SERVICES:  As provided in
                                    --------------------------
                                    the Prospectus. Services do not differ
                                    from those applicable to Class A shares.

                  C.       CLASS C SHARES -
                           i.       INITIAL SALES LOAD:  None.
                                    ------------------

                           ii.      CONTINGENT DEFERRED SALES CHARGE:  1% in
                                    --------------------------------
                                    the first year and eliminated thereafter.

                           iii.     RULE 12B-1 DISTRIBUTION FEES:  Up to 0.75%
                                    -----------------------------
                                    per annum of the average daily net assets.

                           iv.      SHAREHOLDER SERVICING FEES:  Up to 0.25%
                                    --------------------------
                                    per annum of the average daily net assets.

                           v.       EXCHANGE PRIVILEGES:  Subject to
                                    -------------------
                                    restrictions and conditions set forth in the Prospectus, may be exchanged for Class C shares of other Multi-Class Funds.

                           vi.      OTHER SHAREHOLDER SERVICES:  As provided in
                                    --------------------------
                                    the Prospectus.
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                  D.       SELECT SHARES CLASS -
                           i.       INITIAL SALES LOAD:  None.
                                    ------------------

                           ii.      CONTINGENT DEFERRED SALES CHARGE:  None.
                                    --------------------------------

                           iii.     RULE 12B-1 DISTRIBUTION FEES:  None.
                                    -----------------------------

                           iv.      SHAREHOLDER SERVICING FEES:  Up to 0.25% per
                                    --------------------------
                                     annum of the average daily net assets.

                           v.       EXCHANGE PRIVILEGES:  Subject to
                                    -------------------
                                    restrictions and conditions set forth in the Prospectus, may be exchanged for Select shares of other Multi-Class Funds at relative net asset value.

                           vi.      OTHER SHAREHOLDER SERVICES:  As provided in
                                    --------------------------
                                    the Prospectus.

                  E.       INSTITUTIONAL SHARES CLASS -
                           i.       INITIAL SALES LOAD:  None.
                                    ------------------

                           ii.      CONTINGENT DEFERRED SALES CHARGE:  None.
                                    --------------------------------

                           iii.     RULE 12B-1 DISTRIBUTION FEES:  None.
                                    -----------------------------
                           iv.      SHAREHOLDER SERVICING FEES:  Up to 0.10%
                                    --------------------------
                                    per annum of the average daily net assets.

                           v.       EXCHANGE PRIVILEGES:  Subject to
                                    -------------------
                                    restrictions and conditions set forth in the Prospectus, may be exchanged for Institutional shares of other Multi-Class Funds at relative net asset value.

                           vi.      OTHER SHAREHOLDER SERVICES:  As provided
                                    --------------------------
                                    in the Prospectus.

                  F.       ULTRA SHARES CLASS -

                           i.       INITIAL SALES LOAD:  None.
                                    ------------------

                           ii.      CONTINGENT DEFERRED SALES CHARGE:  None.
                                    --------------------------------

                           iii.     RULE 12B-1 DISTRIBUTION FEES:  None.
                                    -----------------------------

                           iv.      SHAREHOLDER SERVICING FEES:  None.
                                    --------------------------

                           v.       EXCHANGE PRIVILEGES:  Subject to
                                    -------------------
                                    restrictions and conditions set forth in
                                    the Prospectus, may be exchanged for Ultra
                                    shares of other Multi-Class Funds at
                                    relative net asset value.
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                           vi.      OTHER SHAREHOLDER SERVICES:  As provided
                                    --------------------------
                                    in the Prospectus.

                  G.       ADVISOR SHARES CLASS

                           i.       INITIAL SALES LOAD:  None.
                                    ------------------
                           ii.      CONTINGENT DEFERRED SALES CHARGE:  None.
                                    --------------------------------

                           iii.     RULE 12B-1 DISTRIBUTION FEES:  Up to 0.25%
                                    -----------------------------
                                    per annum of the average daily net assets

                           iv.      SHAREHOLDER SERVICING FEES:  Up to 0.05%
                                    --------------------------
                                    per annum of the average daily net assets

                           v.       EXCHANGE PRIVILEGES:  Subject to
                                    -------------------
                                    restrictions and conditions set forth in the Prospectus, may be exchanged for Advisor shares of other Multi-Class Funds at relative net asset value.

                           vi.      OTHER SHAREHOLDER SERVICES:  As provided
                                    --------------------------
                                    in the Prospectus.

         IV.      CONVERSIONS.
                  -----------

                  All Class B shares of the Multi-Class Funds shall convert automatically to Class A shares in the ninth year after the date of purchase, together with the pro rata portion of all Class B shares representing dividends and other distributions paid in additional Class B shares. The conversion will be effected at the relative net asset values per share of the two classes on the first business day of the month following the eighth anniversary of the original purchase.

                  After conversion, the converted shares will be subject to an asset-based sales charge and/or service fee (as those terms are defined in Rule 2830 of the National Association Securities Dealers, Inc. Conduct Rules), if any, that in the aggregate are lower than the asset-based sales charge and service fee to which they were subject prior to that conversion. In no event will a class of shares have a conversion feature that automatically would convert shares of such class into shares of a class with a distribution arrangement that could be viewed as less favorable to the shareholder from the point of view of overall cost.

                  The implementation of the conversion feature is subject to the continuing availability of a ruling of the Internal Revenue Service, or of an opinion of counsel or tax advisor, stating that the conversion of one class of shares to another does not constitute a taxable event under federal income tax law. The conversion feature may be suspended if such a ruling or opinion is not available.

                  If a Multi-Class Fund implements any amendment to a Distribution Plan (or, if presented to shareholders, adopts or implements any amendment of a shareholder services plan) that the Board of Trustees determines would materially increase the charges that may be borne by the Class A shareholders under such plan, the Class B shares will stop converting to the Class

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A shares until the Class B shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (a) create a new class (the "New Class A Shares") which shall be identical in all material respects to the Class A shares as they existed prior to the implementation of the amendment or adoption and (b) ensure that the existing Class B shares will be exchanged or converted into New Class A Shares no later than the date such Class B shares were scheduled to convert to Class A shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B shares for a new class (the "New Class B Shares"), identical in all respects to the Class B shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

         V.       BOARD REVIEW.
                  ------------

                  The Board of Trustees of the Company shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees, including a majority of the Trustees that are not interested persons of the Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Multi-Class Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan. Such information shall address the issue of whether any waivers or reimbursements of fees or expenses could be considered a cross-subsidization of one class by another, and other potential conflicts of interest between classes.

                  In making its determination to approve this Plan, the Trustees have focused on, among other things, the relationship between or among the classes and have examined potential conflicts of interest among classes (including those potentially involving a cross-subsidization between classes) regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.

Adopted effective [____________], 2001.